                                                                      EXHIBIT 21

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT

                           Discover Card Trust 1991 E
                           --------------------------
                                  CREDIT CARD

                            PASS-THROUGH CERTIFICATES
                            -------------------------

      Under the Pooling and Servicing Agreement dated as of Nov. 1, 1991 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Group Inc. and Wilmington Trust Company, as Trustee,the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution of December 20, 1996, and with respect to the performance of the Trust during the Due Period ended in November 30, 1996,is set forth below. Certain of the infor- mation is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.

A. Information Regarding the Current Monthly Distribution (stated on the basis of $1,000 original principal amount).


1. The total amount of the distribution to Class A Certificate-holders on
   December 20, 1996, per $1,000 interest .....
   ...................................................... $       86.375000025

2. The total amount of the distribution to Class B Certificate-holders on
   December 20, 1996, per $1,000 interest .....
   ...................................................... $        6.541666750

3. The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 interest
   ...................................................... $        3.041666675

4. The amount of the distribution set forth in paragraph 2 above in respect of interest on the Class B Certificates, per $1,000 interest
   ...................................................... $        6.541666750

5. The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 interest .....
    ......................................................$       83.333333350

6. The amount of the distribution set forth in paragraph 2 above in respect of principal on the Class B Certificates, per $1,000 interest .....
   .......................................................$        0.000000000


B.  Information Regarding the Performance of the Trust.
-------------------------------------------------------
1. Collections of Receivables.
------------------------------
  (a) The aggregate amount of Finance Charge Collections processed during the
      related Due Period................................. $       8,015,237.35

  (b) The aggregate amount of Principal Collections processed during the
      related Due Period................................. $      72,686,946.22

  (c) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Investor
      Certificates........................................$       3,678,993.95

  (d) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Investor
      Certificates....................................... $      61,536,768.67

  (e) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class A
      Certificates....................................... $       3,065,828.29

  (f) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class A
      Certificates....................................... $      55,939,873.81

  (g) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Class B
      Certificates........................................$         613,165.66

  (h) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Class B
      Certificates........................................$       5,596,894.86

  (i) The aggregate amount of Finance Charge Collections processed during the related Due Period which was allocated in respect of the Seller
      Certificate........................................ $       4,336,243.40
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  (j) The aggregate amount of Principal Collections processed during the related Due Period which was allocated in respect of the Seller
      Certificate........................................ $      11,150,177.55


2. Principal Receivables in the Trust.
--------------------------------------
  (a) The aggregate amount of Principal Receivables in the Trust as of the end of the Due Period ended in November 30, 1996 (which reflects the Principal Receivables represented by the Seller Certificate and the
      Investor Certificates)............................. $     532,151,685.58

  (b) The amount of Principal Receivables in the Trust represented by the Class A Certificates (the "Class A Interest") as of the Due Period Ended in
      November 30, 1996.................................. $     166,666,666.62

  (c) The amount of Principal Receivables in the Trust represented by the Class B Certificates (the "Class B Interest") as of the Due Period Ended in
      November 30, 1996.................................. $      40,000,000.00

  (d) The Class A Interest and the Class B Interest set forth in paragraph 2
      (b) and 2 (c) above as a percentage of the aggregate amount of Principal
      Receivables set forth in paragraph 2 (a) above................... 38.84%

  (e) The Class A Interest set forth in paragraph 2 (b) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph 2
      (a) above........................................................ 31.32%

  (f) The Class B Interest set forth in paragraph 2 (c) above as a percentage of the aggregate amount of Principal Receivables set forth in paragraph 2
      (a) above   .....................................................  7.52%

  (g) The Deficit Controlled Amortization Amount (after giving effect to the
      payments made on such Distribution Date............ $                0.00


3. Investor Charged-Off Amount.
-------------------------------

  (a) The aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in November 30, 1996 allocable to the Investor
      Certificates (the "Investor Charged-Off Amount")... $        1,099,325.94

  (b) The aggregate amount of Receivables charged-off as Uncollectible during the Due Period ended in November 30, 1996 allocable to the Class A
      Certificates (the "Class A Charged-Off Amount").... $          916,104.95

  (c) The sum of (i) the aggregate amount of Receivables charged-off as uncollectible during the Due Period ended in November 30, 1996 allocable to the Class B Certificates and (ii) the sum of (a) the positive difference, if any, between the Class B Subordinated Payment and Class B Finance Charge Collections (less Class B Excess Servicing) and (b) the amount by which the Investor Interest for the Class B Certificates is reduced pursuant to subsection 4.03(c)(i)(C)(the "Class B Charged-Off
      Amount")  ......................................... $          771,000.47

  (d) The Cumulative Class A Charged-Off Amount on ............................
      ...........December 20, 1996....................... $                0.00

  (e) The Cumulative Class B Charged-Off Amount on ............................
      ...........December 20, 1996....................... $                0.00


4. Investor losses; Reimbursement of Charge-Offs.
-------------------------------------------------

  (a) The amount of Class A Investor Loss, as defined in Section 4.06 (b) of the Agreement, during the Due Period ended in November 30, 1996
      ................................................... $                0.00

  (b) The amount of Class B Investor Loss, as defined in Section 4.06 (b) of the Agreement, during the Due Period ended in November 30, 1996
      ................................................... $                0.00

  (c) The amount of Class A Investor Loss set forth in Paragraph 5 (a) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class A Certificateholder's investment)
      ................................................... $         0.000000000

  (d) The amount of Class B Investor Loss set forth in Paragraph 5 (b) above, per $1,000 interest (which will have the effect of reducing, pro rata, the amount of each Class B Certificateholder's investment)
      ................................................... $         0.000000000

  (e) The total amount reimbursed to the Trust in the current month pursuant to
      Section 4.06(c) of the Agreement, if any, in respect of Class A Investor Losses in prior months
      ................................................... $               0.00

  (f) The total amount reimbursed to the Trust in the current month pursuant to
      Section 4.06 (c) of the Agreement, if any, in respect of Class B Investor Losses in prior months
      ................................................... $                0.00

  (g) The amount set forth in paragraph 5 (e) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class A Certificateholder's investment)
      ................................................... $         0.000000000

  (h) The amount set forth in paragraph 5 (f) above, per $1,000 interest (which will have the effect of increasing, pro rata, the amount of each Class B Certificateholder's investment)
      ................................................... $         0.000000000

  (i) The aggregate amount of Class A Investor Losses in the Trust as of the end of the day on December 20, 1996
      ................................................... $                0.00

  (j) The aggregate amount of Class B Investor Losses in the Trust as of the end of the day on December 20, 1996
      ................................................... $                0.00

  (k) The amount set forth in paragraph 5 (i) above, per $1,000 interest (which will have had the effect of reducing, pro rata, the amount of Class A Certificateholder's investment)
      ................................................... $         0.000000000

  (l) The amount set forth in paragraph 5 (j) above, per $1,000 interest (which will have had the effect of reducing, pro rata, the amount of Class B Certificateholder's investment)
      ................................................... $         0.000000000


5. Investor Servicing Fee.
--------------------------

 (a) The amount of the Class A Monthly Servicing Fee payable by the Trust to the Servicer for the month of November 30, 1996
     .................................................... $          333,293.98
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 (b) The amount of the Class B Monthly Servicing Fee payable by the Trust to the Servicer for the month of November 30, 1996
     .................................................... $           66,658.80


6. Available Subordinated Amount.
---------------------------------

(a) The amount available to be applied pursuant to Sections 4.03 (c) (i) (B) and (C) of the Agreement as of the end of the day on December 20, 1996
    ..................................................... $       40,000,000.00


(b) The amount set forth in paragraph 6(a) above as a percentage of the Class A
    Interest...............................................              24.00%


7. Available Class B Credit Enhancement Amount.
-----------------------------------------------

(a) The amount available to be drawn under the Class B Credit Enhancement pursuant to Sections 4.03 (c) (i) (G) and (H) of the Agreement as of the end of the day on December 20, 1996
    ..................................................... $       30,400,000.00

(b) The amount set forth in paragraph 8 above as a percentage of the Class B
    Interest .............................................               76.00%


8. The Pool Factor.
-------------------

  The Pool Factor represents the ratio of the amount of the Class A Investor Interest as of the end of the day on December 20, 1996 to the amount of the Class A Investor Interest as of the Closing Date. The amount of Class A Certificateholder's pro rata share of the Class A Investor Interest can be determined by multiplying the original denomination of the Class A Certificateholder's Certificate by the Pool Factor
  ........................................................           0.41666667

  The Pool Factor represents the ratio of the amount of the Class B Investor Interest as of the end of the day on December 20, 1996 to the amount of the Class b Investor Interest as of the Closing Date. The amount of Class B Certificateholder's pro rata share of the Class B Investor Interest can be determined by multiplying the original denomination of the Class B Certificateholder's Certificate by the Pool Factor
  ........................................................           1.00000000

9. The aggregate outstanding balance of Receivables that were delinquent by the 30 to 59 days as of the close of business on the last day of the Due Period related to such Distribution Date
   ...................................................... $       13,091,859.19

10. The aggregate outstanding balance of Receivables that were delinquent by 60 days as of the close of business on the last day of the Due Period related to such Distribution Date
    ..................................................... $       18,596,761.74


               Greenwood Trust Company as Servicer

                               By: ______________________________
                               Title: Vice President, Director of
                               Accounting and Treasurer

                          MONTHLY SERVICER CERTIFICATE

                           DISCOVER CARD TRUST 1991 E
                           --------------------------
                                  CREDIT CARD

                           PASS-THROUGH CERTIFICATES
                           -------------------------



    The undersigned , a duly authorized representative of Greenwood Trust Company ("Greenwood") , as Servicer pursuant to the Pooling and
Servicing   Agreement   dated  as  of  Nov. 1 ,  1991   (the "Pooling  and
Servicing Agreement" ) by and among Greenwood, Discover Receivables Financing Group Inc. and Wilmington Trust Company , does hereby certify as follows:



   1. Greenwood  is Servicer  under the Pooling and Servicing Agreement.

   2. The undersigned is a Servicing Officer.

   3. The aggregate amount of Collections processed during the related Due
      Period was equal to ................................. $    80,702,183.57

   4. The aggregate amount of Class A Principal Collections processed by the Servicer during the related Due Period is equal to
      ..................................................... $    55,939,873.81

   5. The aggregate amount of the Class A Finance Charge Collections processed by the Servicer during the related Due Period is equal to
      ..................................................... $     3,065,828.29

   6. The sum of all amounts payable to the  Class A Certificateholders on the
      current Distribution Date is equal to ............... $    34,550,000.01

   7. The aggregate amount of Class B Principal Collections processed by the Servicer during the related Due Period is equal to
      ..................................................... $     5,596,894.86

   8. The aggregate amount of the Class B Finance Charge Collections processed by the Servicer during the related Due Period is equal to
      ..................................................... $       613,165.66

   9. The amount of drawings under the Class B Credit Enhancement required to be made on the succeeding Drawing Date pursuant to
      (a)  Section 4.03(c)(i)(G) is equal to...... $              0.00
      (b)  Section 4.03(c)(i)(H) is equal to...... $              0.00
      (c)  Section 4.05 is equal to............... $              0.00

  10. The sum of all amounts payable to the Class B Certificateholders on the
      current Distribution Date is equal to....... $        261,666.67

  11. Attached hereto is a true copy of the statement required to be delivered
      by the Servicer on the date  of   this  Certificate  to  the   Trustee
      pursuant to section 5.02.


     IN WHITNESS WHEREOF , the undersigned has duly executed and and delivered this certificate this day of December 20, 1996



                           GREENWOOD TRUST COMPANY, as Servicer

                           By: ______________________________
                           Title: Vice President, Director of
                           Accounting and Treasurer

                            Greenwood Trust Company
                            Cash Collateral Account
                        Monthly Portfolio Status Report
                           Discover Card Trust 1991 E

           Due Period Ending:              11/30/96

PORTFOLIO STATUS                           LOSSES & DELINQUENCIES

                                      # of Accounts                Dollars
Ending Total Outstanding                    687,199         540,273,457.00

Total Principal Outstanding                     n/a         532,151,685.58

Total Finance Charge Outstanding                n/a           8,121,771.42

Aggregate Investor Interest                     n/a         206,666,666.62

Delinquencies (90 days or greater)            3,939          11,454,682.89
% of Ending Total Outstanding                   n/a               2.120164%

Investor Net Charge Offs                        n/a           1,099,325.94
Annualized % of Investor Interest               n/a               5.496630%

Monthly Principal Payment Rate                  n/a              29.775856%


                                                    PAYMENTS & YIELD

Principal Payments
(Allocable to Investor Interest)                             61,536,768.67

Finance Charges, Annual Fees & Late Fees
(Allocable to Investor Interest)                              3,678,993.95

Annualized Gross Yield to Investor                               18.394970%